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                                 [ANDERSEN LOGO]

                                                                   Exhibit 23.3

Consent of Independent Public Accountants

To the Board of Directors and Stockholders of The Aristotle Corporation:

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated August 31, 2001, except for the item noted in footnote 2 for which the date is April 9, 2002, included in The Aristotle Corporation's Form 10-K for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen
Hartford, Connecticut
April 10, 2002